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                           OPTION AGREEMENT
                        SFX ENTERTAINMENT, INC.


     This Agreement, effective as of March 20, 1998, between SFX ENTERTAINMENT, INC., a Delaware corporation (the "Company"), and Peter A. Strauss ("Grantee").

     WHEREAS, Company has agreed to employ Grantee; and

     WHEREAS, the Company desires to provide an incentive to Grantee to encourage stock ownership and to remain an employee of the Company; and

     WHEREAS, the achievement of these goals will be assisted by the grant of a non-qualified option to purchase shares of the Company's Class A Common Stock, $.01 par value (the "Class A Common Stock");

     NOW, THEREFORE, the parties agree as follows:

     1. Grant of Option. The Company hereby grants to Grantee, subject to the terms and conditions herein set forth, the right and option to purchase from the Company all or any part of an aggregate of 6,500 shares of Class A Common Stock at the purchase price of $13.33 per share representing the fair market value as of the date hereof, such option to be exercisable as hereinafter provided.

     2. Terms and Conditions. The option evidenced hereby is subject to the following terms and conditions:

         (a)  Expiration Date. The option shall expire on March 20, 2008.

         (b) Exercise of Option. The option is fully, completely and unconditionally vested as of the date of this Agreement and may be exercised, in whole or in part, at any time (from time to time) before the expiration date of the option as provided in paragraph (a) above. Any exercise shall be accompanied by a written notice to the Company specifying the number of shares as to which the option is being exercised. If Grantee shall so request, shares of the Class A Common Stock purchased upon exercise of an option may be issued in the name of Grantee or another person.

         (c) Payment of Purchase Price. At the time of any exercise, Grantee shall deliver to the Company, together with the notice provided in paragraph (b) above, the full amount of the purchase price therefor either by bank cashier's check or certified check payable to the Company or in Class A Common Stock


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              delivered by Grantee valued at the Closing Price of the Class A
              Common Stock, or any combination of cash or Class A Common Stock. The term "Closing Price" shall be the last sale price on the date of the exercise of the option or, in the case no sale takes place on such date, the average of the high and low sales prices on the next preceding trading day, in either case as reported by NASDAQ, or if the shares of Class A Common Stock are not listed or admitted to trading on NASDAQ, the average high bid and low asked prices on the principal National Securities Exchange in which the Class A Common Stock is listed or admitted to trading. If the Class A Common Stock is not traded such that the Closing Price can be determined in accordance with the preceding sentence, the Closing Price shall mean the fair market value of the Class A Common Stock as of the last day of the measuring period as determined by an independent investment banker approved by the Company and Grantee.

         (d) Exercise Upon Termination of Employment. Any option granted hereunder may be exercised by Grantee, his heirs, devises, legatees, legal representative or assigns at any time up to and including March 20, 2008, whether or not Grantee shall cease to be an employee of the Company for any reason, including, without limitation, termination by voluntary resignation, by action of the Company, for cause, without cause, or by reason of death or disability.

         (e) Transferability of Option and Shares Acquired Upon Exercise of Option. This option shall be transferable only by will or the laws of descent and distribution; provided Grantee may transfer the option with the consent of the Company. Except as limited by applicable securities laws, shares of Class A Common Stock acquired upon exercise of this option hereunder shall be freely tradeable.

         (f) Adjustment of the Changes in the Stock. (i) In the event the shares of Class A Common Stock, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split, reverse split, combination of shares, or otherwise) or if the number of such shares of Class A Common Stock shall be increased through the payment of a stock dividend, then there shall be substituted for or added to each share of Class A Common Stock theretofore appropriated or thereafter subject or which may become subject to an option, the number and kind of shares of stock or other securities into which each outstanding share of Class A Common Stock shall be so changed, or to which each such share shall be entitled, as the case may be. Outstanding options shall also be appropriately amended as to price and other terms as may be necessary to reflect the foregoing events. In the event there shall be any other change in the number or kind of the outstanding shares of the Class A Common Stock, or of any stock or other securities into

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              which such Class A Common Stock shall have been changed, or for which it shall have been exchanged, then, if the Board of Directors shall, in its sole discretion, determine that such change equitably requires an adjustment in any option theretofore granted, such adjustments shall be made in accordance with such determination. Fractional shares resulting from any adjustment in options may be settled in cash or otherwise as the Committee shall determine. Notice of any adjustment shall be given by the Company to each holder of an option which shall have been so adjusted and such adjustment (whether or not such notice is given) shall be effective and binding.

              (ii) Further, in the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, consolidation, merger (other than a merger or consolidation which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares), any sale or transfer by the Company of all or substantially all of its assets or any tender offer or exchange offer for or the acquisition, directly or indirectly, by any person or group of all or a majority of the then outstanding voting securities of the Company, rights offering, or any other change in the corporate structure or rights with respect to any shares of the Company, adjustments shall be made to the number or type of stock subject to this Agreement and, in order to prevent dilution or enlargement of the rights of Grantee, to the number of shares of Class A Common Stock subject to the option, and the type and option price of the Class A Common Stock subject to the then outstanding option.

         (g) Withholding. Grantee may elect that shares of the Class A Common Stock valued at the Closing Price be applied towards the payment of withholding taxes.

     (3) Registration. The Company shall register all the shares underlying the option on a Registration Statement with the Registration Statement filed for the shares underlying the Company's 1998 Stock Option and Restricted Stock Plan (the "Plan") or on Form S-8 as soon as reasonably practical after the filing of the Registration Statement for the Plan, but in no event later than 120 days after the date the Class A Common Stock shall first be traded on NASDAQ (on other than a when issued basis). If the shares underlying the option granted hereunder have not been registered by the Company by the date of exercise of the option, the Company shall cause such shares to be registered on Form S-3 upon Grantee's exercise of the option.

     (4) Non-Qualified Stock Options. The Company and Grantee acknowledge the stock options granted hereunder shall be treated as non-qualified stock options for U.S. federal income tax purposes.

     (5) Grantee to Have No Rights as a Stockholder. With regard to the stock underlying the option (from time to time) Grantee shall not have the rights of a stockholder until Grantee has timely exercise the option relating to such stock and paid in full the option price relating thereto.


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     6.  Notice. Notice to the Company shall be deemed given if in writing and mailed to the Secretary of the Company at its principal executive offices by first class, certified mail at the then principal office of the Company.

     7. Governing Law. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware.

     8. Binding Agreement. This Agreement constitutes the binding agreement of the parties with respect to the grant of options to Grantee. The Company represents and warrants to Grantee that this Agreement and the grant of options hereunder has been duly authorized pursuant to any necessary corporate action. This Agreement may not be modified except by the mutual agreement of the parties in writing. In the event of any overlap, inconsistency, contradiction or any other conflict between this Agreement and any other agreement, option plan, policy or other statement, this Agreement shall be controlling.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year written above.


                                        SFX ENTERTAINMENT, INC.


                                        By:  /s/ Richard A. Liese
                                            ------------------------
                                            Richard A. Liese
                                            Vice President


                                             /s/ Peter A. Strauss
                                            ------------------------
                                            Peter A. Strauss












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